Exhibit (i)

                                February 26, 2001

Kemper Global/International Series, Inc.
222 South Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Kemper Global/International Series, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland on October 2, 1997. The Company is authorized to issue 600,000,000 shares of capital stock, $0.001 par value per share (each a "Share" and collectively, the "Shares"). The Shares have been classified into the following six series of 100,000,000 Shares each: the Kemper Global Blue Chip Fund; the Kemper International Growth and Income Fund; the Kemper Emerging Markets Income Fund; the Kemper Emerging Markets Growth Fund; the Kemper Latin America Fund and the Kemper International Research Fund.

         The Kemper Global Blue Chip Fund and the Kemper International Research Fund are each further classified into three classes of Shares as follows:
33,333,333 Class A Shares, 33,333,333 Class B Shares and 33,333,334 Class C Shares.

         We understand that you are about to file with the Securities and Exchange Commission, on Form N-1A, Post Effective Amendment No. 10 to the Company's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 12 to the Company's Registration Statement under the Investment Company Act of 1940, as amended (the "Investment Company Act") (collectively, the "Registration Statement"), in connection with the continuous offering on or about and after March 1, 2001 of the Class A Shares, the Class B Shares and the Class C Shares of each of the Kemper Global Blue Chip Fund and the Kemper International Research Fund. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

Kemper Global/International Series, Inc.
February 26, 2001
Page 2

         In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i) the Registration Statement;

         (ii) the Charter and Bylaws of the Company;

         (iii) a certificate of the Company regarding certain matters in connection with this opinion (the "Certificate");

         (iv) a certificate of the Maryland State Department of Assessments and Taxation dated February 23, 2001 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the "Good Standing Certificate"); and

         (v) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

         As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

         In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

         (a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete;

         (b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers or (ii) made by officers or representatives of the Company, including certifications made in the Certificate, are accurate, true, correct and complete in all material respects; and

         (c) at no time prior to and including the date when all of the Class A Shares, Class B Shares and/or Class C Shares of the Kemper Global Blue Chip Fund and/or the Kemper International Research Fund are issued will (i) the Company's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or

Kemper Global/International Series, Inc.
February 26, 2001
Page 3

revoked; (ii) the total number of the issued Shares exceed 600,000,000; (iii) the total number of the issued Shares of each series of the Company exceed the authorized number of Shares of each such series; or (iv) the total number of issued Shares of each class of any series of the Company exceed the authorized number of Shares of each such class.

         Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

         1. The Company is a corporation duly organized, validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the State of Maryland.

         2. The issuance and sale of each of the Class A Shares, the Class B Shares and the Class C Shares of the Kemper Global Blue Chip Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company.

         3. The issuance and sale of each of the Class A Shares, the Class B Shares and the Class C Shares of the Kemper International Research Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company.

         4. The Class A Shares, the Class B Shares and the Class C Shares of the Kemper Global Blue Chip Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         5. The Class A Shares, the Class B Shares and the Class C Shares of the Kemper International Research Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

         We express no opinion as to compliance with the Securities Act, the Investment Company Act or the securities laws of any state with respect to the issuance of Shares of the Company. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Kemper Global/International Series, Inc.
February 26, 2001
Page 4

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Sincerely yours,




                                             /s/ Ober, Kaler, Grimes & Shriver,
                                             a Professional Corporation